Exhibit 99.2

ABB’s Pending Acquisition of Thomas & Betts Receives U.S. Antitrust Clearance

Zurich, Switzerland and Memphis, Tennessee, April 30, 2012 – ABB Ltd (NYSE: ABB), the leading power and automation technology group, and Thomas & Betts Corporation (NYSE: TNB), a North American leader in low voltage products, today announced that the Antitrust Division of the United States Department of Justice has cleared ABB’s proposed acquisition of Thomas & Betts.

●	The Antitrust Division of the United States Department of Justice has cleared ABB’s proposed acquisition of Thomas & Betts

●	Thomas & Betts Shareholders to vote on acquisition on May 2, 2012

At a special meeting scheduled to be held on May 2, 2012, Thomas & Betts shareholders will vote on the approval of the merger agreement pursuant to which ABB will acquire Thomas & Betts for $72 per share in cash.

The clearance by the United States Department of Justice satisfies one of the conditions to completion of the acquisition of Thomas & Betts by ABB. The transaction was already cleared by the Turkish anti-trust authority. The closing of the acquisition remains subject to clearance by the European Commission and the Canadian antitrust authorities and the other closing conditions set forth in the merger agreement. While a definitive closing date cannot yet be determined, ABB and Thomas & Betts continue to expect that the transaction will close in mid-2012.

ABB forward-looking statements
This press release contains "forward-looking statements" relating to the acquisition of Thomas & Betts by ABB. Such forward-looking statements are based on current expectations but are subject to risks and uncertainties, many of which are difficult to predict and are beyond the control of ABB, which could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: required regulatory approvals may not be obtained in a timely manner, if at all; the anticipated benefits of the acquisition, including synergies, may not be realized; and the integration of Thomas & Betts' operations with those of ABB may be materially delayed or more costly or difficult than expected. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect ABB's business, particularly those identified in the cautionary factors discussion in ABB's Annual Report on Form 20-F for the year ended Dec. 31, 2011. ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Thomas & Betts forward-looking statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in the operations, business, economic and political environment of Thomas & Betts. Forward-looking statements may be identified by the use of words such as "achieve," "should," "could," "may," "anticipates," "expects," "might," "believes," "intends," "predicts," "will" and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that Thomas & Betts and ABB may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) Thomas & Betts' and ABB's ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of Thomas & Betts to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in the SEC reports filed or furnished by Thomas & Betts and ABB. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts' Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 17, 2012, as well as other filings Thomas & Betts makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

Additional information
This press release may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts and a subsidiary of ABB. In connection with the proposed merger, Thomas & Betts has filed a definitive proxy statement with the SEC. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposed merger. The definitive proxy statement has been mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts' shareholders may also obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the definitive proxy statement is available free of charge at the SEC's website, www.sec.gov; or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts' proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger.